EXHIBIT INDEX

9. Opinion of counsel and consent to its use as to the legality of the securities being registered.

10.1 Consent of Independent Registered Public Accounting Firm for American Express(R) Signature One Variable Annuity.

10.2 Consent of Independent Registered Public Accounting Firm for American Express(R) Signature One Select Variable Annuity.

10.3 Consent of Independent Registered Public Accounting Firm for Wells Fargo Advantage(R) Variable Annuity.

10.4 Consent of Independent Registered Public Accounting Firm for Wells Fargo Advantage(R) Builder Variable Annuity.

10.5 Consent of Independent Registered Public Accounting Firm for Wells Fargo Advantage(R) Builder Select Variable Annuity.